Exhibit 10.16

The Trade Desk, Inc.

Non-Employee Director Compensation Policy

The purpose of this Non-Employee Director Compensation Policy (the “Policy”) of The Trade Desk, Inc., a Delaware corporation (the “Company”), is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of the Company or its subsidiaries (“Non-Employee Directors”). The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Company’s Board of Directors (the “Board”), to each Non-Employee Director who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company.  This Policy shall remain in effect until it is revised or rescinded by further action of the Board.  This Policy may be amended, modified or terminated by the Board at any time, without advance notice, in its sole discretion.  The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors.  In furtherance of the purpose stated above, all Non-Employee Directors shall be paid compensation for services provided to the Company as set forth below:

I.	Cash Retainers
a.	Annual Retainer for Board Membership: $50,000 for general availability and participation in meetings and conference calls of the Board.
b.	Lead Independent Director: $20,000 per year for services as the Lead Independent Director of the Board.
c.	Additional Retainers for Committee Membership:

Audit Committee Chairperson:	$24,000
Audit Committee member:	$10,000
Compensation Committee Chairperson:	$16,000
Compensation Committee member:	$8,000
Nominating and Corporate Governance Committee Chairperson:	$10,000
Nominating and Corporate Governance Committee member:	$5,000
d.

For purposes of clarity, all cash retainers shall be paid on a quarterly basis in arrears and aligned with the vesting schedule of the Annual Equity Grant. A Non-Employee Director serving as the chair of a committee shall only receive the chair fee for such committee and shall not be entitled to receive a membership fee. Notwithstanding anything in this Policy to the contrary, in the event a Non-Employee Director assumes or vacates a position on the Board or one of its committees during a quarter or year, as applicable, such Non-Employee Director shall be entitled to a prorated portion of the cash retainer for such position for that quarter or year, as applicable, based on the percentage of days in that quarter or year during which the Non-Employee Director served in the position for which the cash retainer is payable under this Policy.

II.	Equity Retainers
a.

Initial Equity Grant. Upon first being appointed to the Board, a Non-Employee Director shall automatically receive an initial equity grant under the Company’s 2016 Incentive Award Plan (the “2016 Plan”) having a grant date fair value of $250,000 as of the date of grant (the “Initial Equity Grant”). The Non-Employee Director may elect to receive the Initial Equity Grant in the form of (i) 100% stock options, (ii) 100% restricted stock awards, (iii) 100% restricted stock units, (iv) 50% stock options and 50% restricted stock awards or (v) 50% stock options and 50% restricted stock units (the “Initial Grant Election”). The number of options granted will be calculated using (i) a grant-date stock price equal to the 45-trading day trailing average at the closing on the grant date and (ii) the applicable Black-Scholes ratio. The number of restricted stock awards or restricted stock units granted will be calculated using a grant-date stock price equal to the 45-trading day trailing average at the closing on the grant date. The stock options, restricted stock awards or restricted stock units, as applicable, subject to the Initial Equity Grant shall vest in substantially equal quarterly installments for three years following the date of the grant, subject to such Non-Employee Director’s continued service on the Board through such vesting dates.

b.

Annual Equity Grant. Each Non-Employee Director who is serving on the Board as of each meeting of the Company’s stockholders and will continue to serve as a Non-Employee Director immediately following such meeting shall automatically receive an annual equity grant under the 2016 Plan having a grant date fair value of $250,000 as of the date of grant (the “Annual Equity Grant”) as of the date of each annual meeting of stockholders. The Non-Employee Director may elect to receive the Annual Equity Grant in the form of (i) 100% stock options, (ii) 100% restricted stock awards, (iii) 100% restricted stock units, (iv) 50% stock options and 50% restricted stock awards or (v) 50% stock options and 50% restricted stock units (the “Annual Grant Election”). The number of options granted will be calculated using (i) a grant-date stock price equal to the 45-trading day trailing average at the closing on the grant date and (ii) the applicable Black-Scholes ratio. The number of restricted stock awards or restricted stock units granted will be calculated using a grant-date stock price equal to the 45-trading day trailing average at the closing on the grant date. The stock options, restricted stock awards or restricted stock units, as applicable, subject to the Annual Equity Grant shall vest in substantially equal quarterly installments through the first anniversary of the date of the grant or, if earlier, on the date of the next annual meeting (the “Annual Vesting Schedule”), in either case, subject to such Non-Employee Director’s continued service on the Board through such vesting date. If a Non-Employee Director is first elected to the Board other than on the date of the annual stockholder meeting, such Non-Employee Director shall receive an Annual Equity Grant as of the date of first being appointed to the Board that will be prorated based on the number of days remaining between his or her election and the next anticipated annual stockholder meeting. Such Non-Employee Director’s stock options, restricted stock awards or restricted stock units, as applicable, shall vest with respect to a pro-rated portion of the Annual Equity Grant on the first vesting date following the date such Non-Employee Director joins the Board (based on the time served before such vesting date) and thereafter in accordance with the Annual Vesting Schedule as if such Director had been serving on the Board from the applicable annual meeting , subject to such Non-Employee Director’s continued service on the Board through such vesting date. For purposes of clarity, a Non-Employee Director elected on the date of the annual stockholder meeting will receive both the Initial Equity Grant and the Annual Equity Grant.

III.	Equity Election in Lieu of Cash Retainers

In lieu of receiving cash retainers as provided herein, a Non-Employee Director may elect (the “Retainer Election”) to receive his or her annual cash retainers under Section I in the form of (i) 100% cash, (ii) 100% stock options, (iii) 100% restricted stock awards, (iv) 100% restricted stock units, (v) 50% stock options and 50% restricted stock awards or (vi) 50% stock options and 50% restricted stock units (the “Retainer Equity Grant”). The number of options granted will be calculated using (i) a grant-date stock price equal to the 45-trading day trailing average at the closing on the grant date and (ii) the applicable Black-Scholes ratio. The number of restricted stock awards or restricted stock units granted will be calculated using a grant-date stock price equal to the 45-trading day trailing average at the closing on the grant date. The stock options, restricted stock awards or restricted stock units, as applicable, subject to the Retainer Equity Grant shall vest in accordance with the Annual Vesting Schedule, subject to such Non-Employee Director’s continued service on the Board through such vesting date. All Retainer Equity Grants shall be made to Non-Employee Directors who are elected or re-elected at the Company’s annual stockholder meeting on the date of such annual meeting. If a Non-Employee Director is first elected to the Board other than on the date of the annual stockholder meeting, such Non-Employee Director shall receive the Retainer Equity Grant as of the date of first being appointed to the Board that will be prorated based on the number of days remaining between his or her election and the next anticipated annual stockholder meeting. Such Non-Employee Director’s stock options, restricted stock awards or restricted stock units, as applicable, shall vest with respect to a pro-rated portion of the Retainer Equity Grant on the first vesting date following the date such Non-Employee Director joins the Board (based on the time served before such vesting date) and thereafter in accordance with the Annual Vesting Schedule as if such Director had been serving on the Board from the applicable annual meeting, subject to such Non-Employee Director’s continued service on the Board through such vesting date.

IV.	Election Method

Each Non-Employee Director must submit his or her Initial Grant Election, Annual Grant Election and Cash Retainer Election to the Company in the form and manner specified by the Board or the Compensation Committee, as follows.  An individual who fails to make a timely Cash Retainer Election shall not receive a Retainer Equity Grant and instead shall receive the applicable annual retainer in cash.  An individual who fails to make a timely Initial Grant Election and/or Annual Grant Election shall receive an Initial Equity Grant or Annual Equity Grant, as applicable, in restricted stock units.

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Initial Election. Each individual who first becomes a Non-Employee Director may make (i) a Cash Retainer Election with respect to annual retainer payments scheduled to be paid in the same calendar year as such individual first becomes a Non-Employee Director, (ii) an Initial Grant Election with respect to the Initial Equity Grant and (iii) an Annual Grant Election with respect to the Annual Equity Grant made in the same calendar year in which such individual first becomes a Non-Employee Director (collectively, the “Initial Elections”). The Initial Elections must be submitted to the Company on or before the date that the individual first becomes a Non-Employee Director (the “Initial Election Deadline”), and the Initial Elections shall become final and irrevocable as of the Initial Election Deadline.

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Annual Election. No later than December 31 of each calendar year , or such earlier deadline as may be established by the Board or the Compensation Committee, in its discretion (the “Annual Election Deadline”), each individual who is a Non-Employee Director as of immediately before the Annual Election Deadline may make (i) an Annual Grant Election with respect to the Annual Equity Grant to be granted in the following calendar year and/or (ii) a Cash Retainer Election with respect to the annual retainer relating to services to be performed in the following calendar year (collectively, the “Annual Elections”). The Annual Elections must be submitted to the Company on or before the applicable Annual Election Deadline and shall become effective and irrevocable as of the Annual Election Deadline.

V.	Acceleration

All stock options, restricted stock awards or restricted stock units, as applicable, granted pursuant to this Policy shall vest in full immediately prior to, but conditioned upon, a Change in Control (as defined in the 2016 Plan), subject to the applicable Non-Employee Director’s continued service through immediately prior to such Change in Control.

VI.	Expenses

The Company will reimburse (i) all reasonable out-of-pocket expenses incurred by Non-Employee Directors in attending meetings of the Board or any committee thereof and (ii) up to $10,000 related to director education programs per year as well as any reasonable out-of-pocket expenses incurred by Non-Employee Directors in attending such director education programs.

VII.	No Right to Continued Service

Neither this Policy nor any compensation paid hereunder will confer on any Non-Employee Director the right to continue to serve as a member of the Board or to continue providing services to the Company in any other capacity.

VIII.	Capitalized Terms

Capitalized terms used but not defined in this Policy have the meanings ascribed to them in the 2016 Plan.

ADOPTED: October 26, 2021